EXHIBIT 99.1

Insmed Sues Tercica for False Advertising

RICHMOND, Va., Oct 16, 2006 (BUSINESS WIRE) — Insmed Incorporated (NASDAQ:INSM) announced today that it has sued Tercica, Inc. for allegedly false and misleading statements Tercica has made in advertising and promoting Increlex(TM), Tercica’s Severe Primary IGFD treatment. In a counterclaim filed in the United States District Court for the Eastern District of Virginia, Insmed charges that Tercica has made numerous unlawful, false and misleading statements Increlex and/or IPLEX(TM), the only once daily treatment for children with short stature associated with severe primary IGF-I deficiency (Primary IGFD).

At issue are statements made by Tercica that Insmed believes are likely to mislead customers into believing that Increlex is a superior choice in Primary IGFD treatments. Those statements include misrepresentations that Increlex is the most convenient, stable and easy-to-handle Primary IGFD treatment; false statements that IPLEX requires “special equipment” or “elaborate thawing” procedures; statements that falsely minimize concerns about the incidence of severe hypoglycaemia during treatment with an IGF-1 drug (in contrast to Tercica’s admissions to the FDA); and unfair and misleading price comparisons, which misrepresent the relative costs of using Increlex and IPLEX.

Insmed seeks an injunction barring Tercica from making these misrepresentations, an order compelling Tercica to recall its false advertisements and issue corrections, and an award of profits, damages, and attorney’s fees and costs.

Insmed’s counterclaim is part of its response to false advertising claims that Tercica brought against Insmed in June. Portions of those claims were dismissed by the Court earlier this month. The matter is scheduled for trial in March.

About IPLEX

IPLEX is approved in the United States as the only once daily treatment for children with short stature associated with severe primary IGF-I deficiency (Primary IGFD). IPLEX, a complex of recombinant human IGF-I and its binding protein IGFBP-3 (rhIGF-I/rhIGFBP-3), is the only FDA-approved IGF-I replacement therapy that also replaces deficient IGFBP-3 in these patients. The drug, which was launched in the second quarter of 2006, is also being investigated for various other indications with unmet medical needs, including severe insulin resistance, myotonic muscular dystrophy and HIV Associated Adipose Redistribution Syndrome (HARS). For more information about IPLEX please go to www.go-IPLEX.com.

About Insmed

Insmed is a biopharmaceutical company focused on the development and commercialization of drugs for the treatment of metabolic diseases and endocrine disorders with unmet medical needs. For more information, please visit www.insmed.com.

Forward Looking Statements

Statements included within this press release, which are not historical in nature, may constitute forward-looking statements for the purposes of the safe harbor provided by the Private Securities

Litigation Reform Act of 1995. Forward-looking statements in this press release include, but are not limited to, statements regarding the pending litigation and or future ability to conduct our business as now conducted and as it is currently proposed to be conducted. Such forward-looking statements are subject to numerous risks and uncertainties, including but not limited to the uncertainty of the outcome of any litigation with Tercica, the risk that product candidates may fail in the clinic or may not be successfully marketed or manufactured, the company may lack financial resources to complete development of product candidates or the FDA or other regulatory agencies may interpret the results of our studies differently than we have. We can give no assurances that we would be successful in any litigation or that such litigation would not have a material adverse effect on our business, financial condition and results of operation. Furthermore, we may not be able to afford the expense of defending against such a claim. As a result of these and other risks and uncertainties, actual results may differ materially from those described in this press release. For further information with respect to factors that could cause actual results to differ from expectations, reference is made to reports filed by the Company with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

SOURCE: Insmed Incorporated

Insmed Incorporated

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Ketchum Public Relations

Kathy Jeavons, 202-835-7260

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Tim Ryan, 212-477-9007, ext. 24

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